UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 23, 2015

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd, Suite 280
Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Between September 23, 2015 and September 29, 2015, Blue Calypso, Inc. (the “Company”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), issued to certain accredited investors 417,500 shares of the Company’s common stock (the “Shares”) and warrants to purchase an additional 417,500 shares of the Company’s common stock (the “Warrants”) for aggregate gross proceeds of $1,774,375.

The Warrants are exercisable at an exercise price of $4.75 per share for a term of five years. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of the Company’s common stock.

The Company also agreed to file a registration statement on Form S-1 covering the Shares and the shares issuable upon exercise of the Warrants no later than thirty days following the closing. In addition, the Purchase Agreement prohibits the Company from effecting any public offering of common stock within ninety days of the closing unless the closing price of the Company’s common stock is above $15.00 per share for ten consecutive trading days.

The Company paid the placement agent cash commissions equal to 8% of the gross proceeds of the offering and also reimbursed the placement agent for its out of pocket expenses.

Neither the Shares nor the Warrants (including the shares of common stock issuable upon exercise of the Warrants) were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities were issued in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind.

The description of certain terms of the Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in its entirety by the provisions of the Purchase Agreement and Warrant, copies of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10,2, respectively and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: September 29, 2015	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer